Exhibit 4.1

IMPORTANT NOTICE

The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the board of directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation (the “Charter”), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the secretary of the Corporation at its principal office or to the transfer agent.

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation’s Charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation’s Common Stock in excess of nine and nine-tenths percent (9.9%) in value or in number of shares, whichever is more restrictive, of the outstanding shares of Common Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of Capital Stock of the Corporation in excess of nine and nine-tenths percent (9.9%) in value or in number of shares, whichever is more restrictive, of the total outstanding shares of Capital Stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being “closely held” under Section 856(h) of the Internal Revenue Code of 1986, as amended (the “Code”); (iv) no Person may Transfer shares of Capital Stock that would result in the Capital Stock of the Corporation being beneficially owned by fewer than one hundred (100) Persons (determined without reference to any rules of attribution) and (v) no Person may Transfer shares of Capital Stock that would cause the Corporation to Constructively Own ten percent (10%) or more of the ownership interests in a tenant of the Corporation’s real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

                  For Value Received,                                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION ON ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

MIKEP 1-12-04 1-13-04 1-23-04 3-5-04	MICHAEL/TERESA ETHER 13 TSB14444-2

COMMON STOCK

NUMBER LSE	THIS CERTIFICATE IS TRANSFERABLE IN CHARLOTTE, NC AND NEW YORK, NY	SHARES

Capital Lease Funding, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	CUSIP 140288 10 1 SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

THIS CERTIFIES THAT

is the owner of

CERTIFICATE OF STOCK

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $.01 PAR VALUE, OF CAPITAL LEASE FUNDING, INC.

transferable on the books of the Corporation by the holder hereof in person, or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Charter and the Bylaws of the Corporation, as amended, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized Officers.

Dated:

TREASURER	PRESIDENT	[SEAL]
		CAPITAL LEASE FUNDING, INC.
		INCORPORATED
COUNTERSIGNED AND REGISTERED:		2003	[GRAPHIC]
WACHOVIA BANK, N.A.		MARYLAND
(Charlotte, N.C.)
	TRANSFER AGENT AND REGISTRAR
BY

	AUTHORIZED OFFICER

AMERICAN BANK NOTE COMPANY